EXHIBIT 99.2

PROXY

FIRST OAK BROOK BANCSHARES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of First Oak Brook Bancshares, Inc., a Delaware corporation (the “Company”), does (do) hereby constitute and appoint Richard M. Rieser, Jr. and Frank M. Paris or one of them, each with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Special Meeting of Stockholders of the Company to be held at the Oak Brook Bank Building, Lower Level - Conference Center located at 1400 Sixteenth Street, Oak Brook, Illinois on August 1, 2006 at 2:00 p.m. local time, and at any adjournment or postponement thereof, and to vote all of the shares of common stock of the Company held in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

1.                                       Adoption of the Agreement and Plan of Merger, dated as of May 1, 2006 (as it may be amended from time to time, the “Merger Agreement”), by and among MB Financial, Inc. (“MB Financial”), MBFI Acquisition Corp. (“Acquisition Corp.”) and the Company, pursuant to which the Company will merge with and into Acquisition Corp., a wholly owned subsidiary of MB Financial.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.                                       Any proposal of the Board of Directors of the Company to adjourn or postpone the Special Meeting, if necessary.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business as may properly come before the Special Meeting, or any adjournment or postponement thereof.

(Continued and to be signed on reverse side)

(Continued from other side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, this proxy will be voted “FOR” adoption of the Merger Agreement and “FOR” any proposal of the Board of Directors to adjourn or postpone the Special Meeting, if necessary.

Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, all owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

(Signature if held jointly)

Dated

PLEASE COMPLETE, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED, POSTAGE PREPAID ENVELOPE.